As filed with the Securities and Exchange Commission on July 30, 2002.

                                                                Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               ------------------

                            CYBEX INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

          New York                                     11-1731581
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                       10 Trotter Drive, Medway, MA 02053
                    (Address of Principal Executive Offices)

                          ----------------------------

               CYBEX INTERNATIONAL, INC. AMENDED AND RESTATED 1995
                             OMNIBUS INCENTIVE PLAN
                            (Full title of the plan)

                          ----------------------------

                     JOHN AGLIALORO, Chief Executive Officer
                            CYBEX INTERNATIONAL, INC.
                                10 Trotter Drive
                           Medway, Massachusetts 02053
                                 (508) 533-4300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             James H. Carll, Esquire
                                Archer & Greiner
                              One Centennial Square
                              Haddonfield, NJ 08033
                                 (856) 795-2121

                          -----------------------------

                                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                     Proposed         Proposed
Title of                                             maximum          maximum
Securities                                           offering         aggregate      Amount of
to be                          Amount to be          price per        offering       Registration
Registered                     Registered(1)         share(2)         price          Fee
----------------------------------------------------------------------------------------------------
Common Shares
Par value $.10 per share       500,000 shares        $1.42            $710,000       $65.32
----------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the Amended And Restated 1995 Omnibus Incentive Plan.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the closing price of the Registrant's Common Stock as reported on the American Stock Exchange on July 26, 2002.

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

       This Registration Statement on Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended, 500,000 additional shares of the Common Stock of Cybex International, Inc., a New York corporation (the "Company"), issuable pursuant to the Cybex International, Inc. Amended and Restated 1995 Omnibus Incentive Plan. The contents of Registration Statement on Form S-8, File No. 33-59947, previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof.

                                     EXPERTS

       Cybex International, Inc.'s consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, included in the Annual Report on Form 10-K of Cybex International, Inc., and incorporated by reference in this Prospectus and Registration Statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto, and are included by reference herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen, LLP has not consented to the inclusion of their report herein, and we have dispensed with the requirement to file their consent in reliance on Rule 337a promulgated under the Securities Act of 1933, as amended. Because Arthur Andersen, LLP has not consented to the inclusion of their report in this Registration Statement, you will not be able to recover against Arthur Andersen, LLP under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of the material fact contained in the financial statements audited by Arthur Andersen, LLP or any omissions to state a material fact required to be stated therein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:


         Exhibit No.      Description

              4 Cybex International, Inc. Amended and Restated 1995 Omnibus Incentive Plan, as amended through May 7, 2002

              5 Opinion of Archer & Greiner, P.C. as to legality of securities to be registered

            23.1 Consent of Archer & Greiner, P.C., included in their opinion as Exhibit 5

            24            Power of Attorney (contained on signature page)

                           [INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, and the Commonwealth of Massachusetts on this 30th day of July, 2002.

                                        CYBEX INTERNATIONAL, INC.


                                        By:  /s/ John Aglialoro
                                           ------------------------------------
                                             John Aglialoro, Chief Executive
                                             Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Each person whose signature to this Registration Statement appears below hereby appoints John Aglialoro and James H. Carll, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.

Signature                  Capacity                         Date
---------                  --------                         ----

/s/ John Aglialoro         Chief Executive Officer,         July 30, 2002
------------------         Chairman of the Board
John Aglialoro             and Director
                           (Principal executive
                           officer)

/s/Arthur W. Hicks, Jr.    Chief Financial Officer          July 30, 2002
-----------------------    and Director
Arthur W. Hicks, Jr.       (Principal financial and
                           accounting officer)

/s/ Joan Carter            Director                         July 30, 2002
---------------
Joan Carter

/s/ James H. Carll         Director                         July 30, 2002
------------------
James H. Carll

/s/ Jerry Lee              Director                         July 30, 2002
-------------
Jerry Lee

/s/ Alan Weingarten        Director                         July 30, 2002
-------------------
Alan Weingarten

/s/ David D. Fleming       Director                         July 30, 2002
--------------------
David D. Fleming

                                  EXHIBIT INDEX

Exhibit No.    Description                                              Page No.

     4           Cybex International, Inc. Amended and
                 Restated 1995 Omnibus Incentive Plan
                 as amended through May 7, 2002

     5           Opinion of Archer & Greiner, P.C.
                 as to legality of securities to be registered